SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
PETROLEUM DEVELOPMENT CORPORATION

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned Corporation adopts the following Amended and Restated Articles of Incorporation:

A.           The name of the Corporation is PETROLEUM DEVELOPMENT CORPORATION.

B.           The Articles of Incorporation of the Corporation were filed with the Secretary of State of Nevada on the 25th day of March, 1955, and were amended by Certificate of Amendment to Articles of Incorporation on the 21st day of November 1969 and by Certificate of Amendment of Articles of Incorporation on the 22nd day of September 1997, and were amended and restated on the 16th day of September 1998.

C.           The Articles of Incorporation, as amended to the date of this certificate, are hereby amended and restated as follows:

FIRST:                    The name of the Corporation is PETROLEUM DEVELOPMENT CORPORATION.

SECOND:               The Corporation's registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501.  The name of the Corporation's resident agent at such address is The Corporation Trust Company of Nevada.

THIRD:                  The number of shares of capital stock the Corporation is authorized to issue is 150,000,000 shares, consisting solely of:

(a)           100,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

(b)           50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

The Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors thereof. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (hereinafter called the  “Directors’ Resolution”). The Directors’ Resolution as to any series shall state (a) the number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number; (b) the dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine; (e) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; (h) the conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation; (i) the conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and (j) any other designations, powers, preferences, and rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

FOURTH:               The governing board of the Corporation shall be known as directors, and the number of directors shall not be less than three (3) nor more than nine (9).

FIFTH:                    The purpose of the Corporation is to engage any lawful activity permitted under the Nevada Revised Statutes.

SIXTH:                    The stock of the Corporation shall be fully paid and nonassessable.  No stockholder of the Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any shares or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities would adversely affect the dividend or voting rights of such holders, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

SEVENTH:              The Corporation may from time to time determine whether and to what extent, and the times and places and upon what conditions, the books, records and assets of the Corporation, or any of them (other than the stock ledger), shall be open to inspection by the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by law or by resolution of the Board of Directors or stockholders.

EIGHTH:                  The Corporation shall have perpetual existence.

NINTH:                    No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that this Article does not eliminate or limit the liability of a director or officer for:  (i) an act or omission that involves intentional misconduct, fraud or a knowing violation of the law; (ii) an act or omission for which the liability of a director or officer is expressly provided for by an applicable statute, including the liability for payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes; or (iii) any other act, omission, transaction or breach of duty as to which any applicable statute, rule or regulation provides that the liability of directors or officers may not be eliminated or limited.  If the Nevada Revised Statutes or other applicable laws (collectively, “Laws”) hereafter are amended to authorize the further elimination of limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Laws.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

This amendment and restatement of the Articles of Incorporation of the Corporation has been consented to and approved by the vote of the stockholders of the Corporation holding at least a majority of the shares of each class of stock outstanding and entitled to vote thereon.

IN WITNESS THEREOF, the undersigned has been authorized to execute and has executed these Second Amended and Restated Articles of Incorporation of Petroleum Development Corporation as of the 17th day of July, 2008.

/s/ Daniel W. Amidon
Daniel W. Amidon
Secretary